SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            Northfield Bancorp, Inc.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               United States                           42-1572539
------------------------------------------- ------------------------------------
  (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)



1410 St. Georges Avenue, Avenel, New Jersey               07001
-------------------------------------------             ---------
   (Address of Principal Executive Offices)             (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  [x]                                  box.   [ ]

Securities Act registration statement file number to which this form relates: 333-143643
         ----------

         Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share         The Nasdaq Stock Market, LLC
---------------------------------------       --------------------------------
            (Title of Class)                  (Name of Each Exchange on Which
                                              Each Class is to be Registered)

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Northfield Bancorp, Inc.," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-143643), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Northfield Bancorp, Inc. and Northfield Bank" in the Registrant's prospectus.

Item 2.  Exhibits.
-----------------

1. Registration Statement on Form S-1 (Registration Number 333-143643), initially filed June 11, 2007, and as amended on July 31, 2007, August 9, 2007 and August 10, 2007, is hereby incorporated by reference.

2. Proposed Charter of Northfield Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (Registration Number 333-143643), initially filed June 11, 2007, and as amended on July 31, 2007, August 9, 2007 and August 10, 2007).

3. Proposed Bylaws of Northfield Bancorp, Inc. (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (Registration Number 333-143643), initially filed June 11, 2007, and as amended on July 31, 2007, August 9, 2007 and August 10, 2007).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (Registration Number 333-143643), initially filed June 11, 2007, and as amended on July 31, 2007, August 9, 2007 and August 10, 2007).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           NORTHFIELD BANCORP, INC.



Date:    October 5, 2007               By: /s/ Steven M. Klein
                                           ------------------------------------
                                           Steven M. Klein
                                           Executive Vice President and
                                             Chief Financial Officer
                                           (Duly Authorized Representative)